                                                                EXHIBIT 10.138



                               EASEMENT AGREEMENT

         THIS EASEMENT AGREEMENT made and entered into this 9th day of October, 1996, by and between KARTWORLDS OF CENTRAL FLORIDA L.C., a Florida limited liability company, hereinafter referred to as "Seller", and PAXSON OUTDOOR, INC., a Florida corporation, hereinafter referred to as "Buyer."

                             W I T N E S S E T H:

         WHEREAS, Seller is the owner of an outdoor advertising display structure as described on Exhibit A attached hereto ("Billboard"), fee simple title to the real property described on Exhibit B attached here to on which the Billboard is located ("Land"), and Permits necessary for the ownership and operation of the Billboard, and

         WHEREAS, Seller desires to sell, transfer, assign and convey the Billboard and Permits along with a perpetual real property easement to Buyer on the Land subject to the terms, provisions and conditions of this Agreement, and

         WHEREAS, Buyer desires to acquire from Seller said Billboard and Permits along with a perpetual real property easement on the Land subject to the terms, provisions and conditions of this Agreement.

         NOW, THEREFORE, in exchange for mutually agreeable consideration, the parties hereby agree as follows:

         1. Sale and Grant of Easement. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, assign and deliver and Buyer agrees to buy, on the Closing Date, subject to the terms and conditions set forth herein, the Billboard free and clear of all debts, liens, encumbrances or other liabilities. Additionally, Seller shall grant and Buyer shall accept an exclusive, perpetual easement in gross and not appurtenant, and full right and privilege of use, over, upon and across the Land for the purpose of erecting, maintaining, repairing, leasing and replacing the Billboard including the right of pedestrian and/or vehicular egress and ingress in order to allow Buyer and its agents access to the Land. This Easement Agreement creates an exclusive easement in gross for the benefit of Buyer to use the Land for all purposes set forth herein.

         2. Price. The total purchase price for the Assets shall be Three Hundred Eighty-Nine Thousand Four Hundred Dollars ($389,400).

         3. Assets to be Purchased. The term "Assets," as used herein means all right, title, and interest in and to all of the following:

                  A. The Billboard described on Exhibit A attached hereto;

                  B. A perpetual easement in gross for the construction, maintenance, replacement, repair, replacement of an outdoor advertising monopole and sign structure inclusive of electrical service, catwalk and lights over, upon, under and above the real property described on Exhibit B attached hereto (the "Land");

                  C. All licenses and permits necessary for the ownership and operation of the Billboard (the "Permits");

         4. Existing Billboard Sign Lease. Seller previously entered into that certain Billboard Sign Lease dated September 18, 1995 (the "Lease") with Lillie Mae Tamney (the "Tenant") and Impact Communications of Central Florida, Inc. ("Impact"). Seller has provided directly to Buyer prior to execution of this Agreement a true and correct copy of the aforesaid Lease. Seller and Buyer hereby covenant and agree that the Lease shall be fully terminated at the time of Closing under this Agreement and Buyer and Seller shall cause the aforesaid Tenant to join into and effect such termination of the Lease at the time of Closing. Pursuant to the provisions of the Lease, the Tenant did prepay directly to Seller advance rental for the Lease in the amount of $100,000.00. Seller covenants and agrees that Seller shall reimburse Tenant for the prorated portion of the advance rental paid by Tenant to Seller due as the date of Closing hereunder and full termination of the Lease in accordance with the foregoing provisions. Seller warrants that the aforesaid Lease constitutes the only lease or contract associated with the operation of the Billboard, and Seller has full legal power and authority to terminate the Lease in accordance with the foregoing provisions.

         5. Permits. On or prior to the date of execution of this Agreement, Seller has delivered to Buyer copies of all existing licenses and permits obtained by Seller for the ownership and operation of the Billboard (the "Permits"). Buyer shall be responsible during the Due Diligence Period described in Paragraph 8 hereafter of this Agreement for investigating and ensuring that the Permits delivered by Seller to Buyer constitute all licenses and permits necessary for the ownership and operation of the Billboard; further, Buyer shall be responsible for taking all action required by the applicable governmental authorities for the assignment or other transfer of the Permits to Buyer at the time of Closing under this Agreement. Seller covenants and agrees to execute and deliver to Buyer at the time of Closing any and all documents which may reasonably be required for the assignment or other transfer of the Permits to Buyer. Buyer acknowledges specifically that the Billboard may be considered to be a nonconforming sign under the applicable laws, rules and regulations of the City of Orlando and other applicable governmental authorities; Buyer shall be responsible for any actions which may be required by the City or other governmental authorities regarding the continued presence and use of the Billboard, if any.

         6. Representations, Covenants and Warranties of Buyer. As a material inducement to Seller to enter into this Agreement, Buyer makes the following representations, covenants and warranties.

                  A. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Buyer has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

                  B. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  C. The execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby (i) do not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or By-Laws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order injunction, regulation or ruling of any court of governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound, that may impair Buyer's ability to acquire or operate the Assets.

                  D. No representation or warranty made by Buyer in this Agreement or in any certificate or other document furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is required to make any statement made herein or therein not misleading.

         7. Representations, Covenants and Warranties of Seller. As a material inducement to Buyer to enter into this Agreement, Seller makes the following representations, covenants and warranties:

                  A. Seller is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Florida. Seller has all requisite power and authority (i) to own, lease and use the Assets as now owned, leased and used, (ii) to conduct the business and operations associated with the Assets as now conducted and (iii) to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller hereunder and thereunder.

                  B. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affect creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  C. The execution, delivery, and performance by Seller of this Agreement and the documents contemplated hereby (i) do not require the consent of any third party (ii) will not conflict with, result in a breach of, or constitute a default under the Seller's Articles of Organization or other governing documents, any law, judgement, order, rules, regulation or ruling of any court of governmental instrumentality, (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of any agreement instrument license or permit to which Seller is a party or by which Seller may be bound and (iv) will not create any claim, liability, mortgage, lien, pledge condition charge or encumbrance of any nature whatsoever upon any of the Assets.

                  D. Seller has good and marketable title to the Assets free and clear of all liens and encumbrances. Immediately after consummation of the transactions contemplated herein, Buyer will be entitled to use the Assets free and clear of all liens and encumbrances.

                  E. Neither Seller nor any shareholder, employee, or agent of Seller has incurred any obligation for any finder's, broker's, or agent's fee in connection with the transactions contemplated hereby.

                  F. Seller owns and has good title to the Billboard and the Billboard is not subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance, except for liens for current taxes not yet due and payable.

                  G. There is no claim, legal action, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment in progress or pending, or to the knowledge of Seller threatened, against Seller with respect to its ownership or operation of the Assets nor does Seller know or have reason to be aware of any basis for the same.

                  H. Seller has complied with all laws, rules, and regulations of all federal, state and local governments concerning the environment, public health and safety and no complaint, charge or notice has been filed or commenced against Seller in connection with its ownership or operation of the Assets alleging any failure to comply with any such law, rule or regulation.

                  I. The Billboard is constructed within the boundaries of the Land and the Land has access to and from a public road.

                  J. Seller is aware of no structural or latent defects in any of the Assets.

                  K. No representation or warranty made by Seller in this Agreement or in any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is required to make any statement made herein or therein not misleading.

         8. Due Diligence Period. Buyer shall have until October 9, 1996 (the "Due Diligence Period"), to inspect the Assets and to conduct such other inspections or investigations to confirm the feasibility and suitability of the Assets for Buyer's purposes. If Buyer is dissatisfied, in its sole discretion, with the results of such inspections and investigations for any reason, then Buyer shall be entitled to terminate this Agreement prior to the expiration of the Due Diligence Period and receive a return of any and all deposits paid hereunder. Seller shall permit Buyer and Buyer's authorized representatives full access to, and make available for inspection, all of the Assets and shall furnish Buyer all documents, records, and information with respect to the Assets as Buyer and its representatives may reasonably request, all for the purpose of permitting Buyer to become familiar with the Assets. In connection therewith, Buyer, its agents and representatives, shall have the right of access to the Assets for purposes of conducting surveys, soil tests, market studies, engineering tests, and such other tests, investigations, studies and inspection as Buyer deems desirable, provided that all of the same shall be conducted at Buyer's expense.

         9. Prorations, Closing Expenses. All normal and customarily pro-ratable items, including without limitation, real estate taxes and assessments, personal property taxes and assessments, and utility bills shall be prorated as of the date of Closing, Seller being charged and credited for all of the same up to such date and Buyer being charged and credited for the same on and after such date. If the actual amounts to be prorated are not known at the time of Closing, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Buyer. Seller and Buyer shall be responsible one-half each for the costs of the following: the premium for an owner's title insurance policy insuring Buyer's interest in all real estate interests to be transferred hereunder, all Florida documentary stamp taxes or other transfer or sales taxes arising in connection with any deed, conveyance, or assignment relating to the Assets, the costs of any surveys and all recording costs arising in connection with the transaction contemplated herein (with the exception of recording costs for title corrective documents, which shall be Seller's obligation).




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                                        5

         10. Buyers Conditions Precedent. Except as may be waived in writing by Buyer, the obligations of Buyer hereunder are subject to the fulfillment at or before the Closing of each of the following conditions:

                  A. Each representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing;

                  B. Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by Seller at or before Closing;

                  C. No suit, action, order, or other proceeding by any court or governmental body or agency shall have been threatened in writing, asserted, instituted, or entered to restrain or prohibit carrying of the transactions contemplated by this Agreement;

                  D. No material, adverse, undisclosed condition or material, adverse change in the Assets shall have occurred;

                  E. Seller shall have received all consents and approvals, if any, necessary to consummate the transactions contemplated hereby;

         12. Seller's Conditions Precedent. Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to the fulfillment at or before Closing of each of the following conditions:

                  A. Each representation and warranty of Buyer contained in this Agreement shall be true and correct in all material respects as of Closing;

                  B. Buyer shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it at or before Closing;

                  C. No order by any court or governmental body or agency shall have been entered to restrain or prohibit the consummation of the transactions contemplated herein.

         13. Closing. The Closing hereunder shall occur on or before October 9, 1996, at the offices of Seller's attorney and the parties shall mutually agree upon such date.

         14. Documents for Closing. Upon the Closing hereof, Seller shall deliver the following documents to Buyer:

                  A. Duly executed Easement in the form attached, Warranty Bill of Sale in the form attached, Assignment of Permits and other transfer documents which shall be sufficient to vest and fully warrant good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances and obligations except for liens for current taxes not yet due and payable;

                  B. All original Permits with regard to the Assets being sold hereunder;

                  C. A certificate, dated as of the Closing Date, executed by Seller, certifying that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date and that Seller has in all material





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                                        6

respects performed and complied with all of its obligations, covenants and agreement set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  D. Any other documents reasonably necessary for the consummation of the transactions contemplated hereby.

         15. Further Assurances. At any time before or after Closing, Seller agrees to execute, acknowledge and deliver all instruments reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement and to fully vest in Buyer the ownership of the Assets from and after the Closing.

         16. Default. If Buyer shall breach any material representation, warranty, or covenant contained herein, then the entire earnest money deposit paid hereunder shall be paid to Seller, as liquidated damages and not as a penalty, as Seller's exclusive remedy, and the parties thereafter shall be relieved of any further liability or obligation hereunder. If Seller shall breach any material representation, warranty, or covenant contained herein, Buyer, in addition to obtaining a refund of its earnest money deposit, may undertake a suit for specific performance. Seller acknowledges that a refusal by Seller to consummate the transactions contemplated hereby will cause irrevocable harm to Buyer, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Buyer shall be entitled to specific performance of this Agreement, as well as injunctive relief.

         17. Indemnification Provisions.

              A. Indemnification by Sellers. After the Closing, Seller hereby agrees to indemnify and hold Buyer and its officers, directors, employees, and representatives harmless against and with respect to, and shall reimburse Buyer and its officers, directors, employees, and representatives for:

                  (i) Any and all losses, liabilities, or damages resulting from the ownership of the Assets prior to the Closing, or resulting from any other obligations of Seller that are not assumed by Buyer pursuant to this Agreement, including without limitation any liabilities arising at any time under any contract that is not assumed hereunder.

                  (ii) Any loss, liability, obligation, or cost resulting from any agreement with any finder, broker, advisor, or similar person retained by or on behalf of Seller relating to the transactions contemplated by this Agreement.

                  (iii) Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         B. Indemnification of Buyer. After the Closing, Buyer hereby agrees to indemnify and hold Seller and Seller's officers, directors, employees, and representatives harmless against and with respect to, and shall reimburse Seller and each Seller's officers, directors, employees, and representatives for:

                  (i) Any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

                  (ii) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Assets after the Closing.

                  (iii) Any loss, liability, obligation, or cost resulting from any agreement with any finder, broker, advisor, or similar person retained by or on behalf of Buyer relating to the transactions contemplated by this Agreement.

                  (iv) Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         C. Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (i) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim.

                  (ii) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (iii) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, if the Indemnifying Party notifies the Claimant in writing within ten days of its receipt of notice from the Claimant of the third-party claim that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party fails timely to notify the Claimant in writing that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement or if the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Claimant with respect to such claim.

                  (iv) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (v) For the purpose of the procedures set forth in this Section, any indemnification claim by any officer, director, employee, or representative of Buyer shall be made by and through Buyer, and any indemnification claim by any officer, director, employee, or representative of any Seller shall be made by and through such Seller.

         18. Survival. All representations, warranties and indemnifications contained in this Agreement shall be deemed continuing representations, warranties and indemnifications and shall survive the Closing.

         19. Attorneys Fees. In the event of a default or breach hereunder by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, including on appeals and bankruptcy proceedings.

         20. Physical Condition. Except as expressly provided in this Agreement to the contrary, Buyer and Seller agree that the Assets are being sold "as is" as to their physical condition existing at the time of execution of this Agreement.

         21. Controlling Law. Any dispute which may arise concerning this Agreement shall be resolved in accordance with the laws of the State of Florida and parties agree to venue in Orange County, Florida.

         22. Risk of Loss, Maintenance of Assets. The risk of any loss, damage, impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to Closing. Seller shall maintain all of the Assets in their condition as of the date of this Agreement (ordinary wear and tear excepted), and use, operate and maintain all of the Assets in a reasonable manner. Seller shall maintain inventories of parts and supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore such Assets to their prior condition as soon thereafter as possible (and at Buyer's option, prior to Closing), and Seller shall use the proceeds of any insurance or other recovery solely to repair, replace, or restore such Assets. Seller shall maintain the existing levels of insurance on the Assets. In the event of any loss, damage, impairment, confiscation, or condemnation of any of the Assets, if restoration or replacement has not occurred prior to Closing, Buyer shall be entitled to elect to delay the Closing until such restoration or replacement is completed or close the transaction and receive from Seller a transfer or assignment of all insurance proceeds or other compensation applicable thereto.

         23. Notices. All notices, demands, and requests required or permitted to be given under this Agreement shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same day local courier service, or (d) delivered by telecopy or facsimile transmission, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this section.

If to Seller:                     Kartworlds of Central Florida L.C.
                                  5370 International Drive
                                  Orlando, Florida 32819
                                  ATTN:   Robert R. Clark, Jr.
                                  FAX:    (407)

        With a copy to:           Michael J. Sheahan, Esq.
                                  Godbold, Downing, Sheahan & Battaglia
                                  222 West Comstock Ave.
                                  Winter Park, Florida 32789
                                  FAX:   (407) 647-2089


If to Buyer:                      Paxson Outdoor, Inc.
                                  1460 33rd Street
                                  Orlando, Florida 32839
                                  ATTN:   John Jennings
                                  FAX:    (407) 425-2264

        With a copy to:           William L. Watson, Esq.
                                  Paxson Communications Corporation
                                  601 Clearwater Park Road
                                  West Palm Beach, Florida 33401-6233
                                  FAX:    (561) 655-9424

         Notice delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telecopy or facsimile transmission shall be deemed given upon confirmation of the transmission.

         24. Entire Agreement. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof and cannot be amended, supplemented or changed except by an Agreement in writing signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         25. Binding Effect. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates, devisees, successors, and assigns.

         26. Severabili1y. If any portion of this Agreement is invalid, illegal or unenforceable. the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were amended.

         27. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

In the Presence of:                        KARTWORLDS OF CENTRAL FLORIDA L.C.


/s/ Michael J. Sheahan                     By: /s/ Robert R. Clark
------------------------------------          ---------------------------------
                                              Robert R. Clark, Manager
Print Name: Michael J. Sheahan
           -------------------------

/s/ John L. Jennings
------------------------------------

Print Name: John L. Jennings, Jr.
           -------------------------

/s/ Michael J. Sheahan                     By: /s/ Timothy M. Clark
------------------------------------           ---------------------------------
                                               Timothy M. Clark, Manager

Print Name: Michael J. Sheahan
           -------------------------

/s/ John L. Jennings
------------------------------------


Print Name: John L. Jennings, Jr.
           -------------------------


                                           PAXSON OUTDOOR, INC.



/s/ Michael J. Sheahan
------------------------------------       By: /s/ William L. Watson
                                               ---------------------------------
Print Name: Michael J. Sheahan                 William L. Watson, Secretary
           -------------------------

/s/ John L. Jennings
------------------------------------

Print Name: John L. Jennings, Jr.
           -------------------------

                                    EXHIBIT A
                                    ---------


The parties acknowledge that the following is the Billboard to be transferred from Seller to Buyer as part of this Easement Agreement. The Billboard is a single steel mono-pole advertising structure having two faces each measuring 14'48', including all related equipment located above and below ground located at 5370 International Drive, Orlando, Florida.

                                     EXHIBIT "B"
                              BILLBOARD SIGN PARCEL

LEGAL DESCRIPTION:

         A portion of Lot 5, FLORIDA CENTER, UNIT 21, as recorded in Plat Book 7, Page 82, of the Public Records of Orange County, Florida; being more particularly described as follows:

         Commence at the Northeast corner of Lot 5, FLORIDA CENTER, UNIT 21, as recorded in Plat Book 7, Page 82, of the Public Records of Orange County, Florida; thence run South 00 degrees 06'53" East along the East line of said Lot, a distance of 20.61 feet to the Point of Beginning; thence continue South 00 degrees 06'53" East, a distance of
         289.37 feet to a point; thence run North 49 degrees 08'27" West, a distance of 156.33 feet to a point on curve; thence Northeasterly with the arc of a curve to the left, having for its elements, a radius of
         731.00 feet, a central angle of 17 degrees 23'24", a chord which bears North 32 degrees 09'51" East, a chord distance of 221.02 feet, an arc distance of 221.87 feet to the Point of Beginning.

         Subject to easements, rights-of-way and restrictions of record, if any.

         Containing 0.364 acres, more or less.